Exhibit 10.20

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

WHEREAS, iHeartMedia, Inc. (formerly known as CC Media Holdings, Inc.) (“Company”) and Steven J. Macri (“Employee”) entered into an Employment Agreement effective October 7, 2013 and amended on July 3, 2017, February 27, 2018 and March 4, 2019 (“Collectively, the Agreement”);

WHEREAS, the parties desire to amend the above-referenced Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties enter into this Fourth Amendment to Employment Agreement (“Fourth Amendment”).

1.This Fourth Amendment is effective upon complete execution by the parties.

2.    Section 1 (Term of Employment) of the Agreement is amended such that the Employment Period is extended through December 31, 2019.
3.    Section 3(e) (Long Term Incentive) of the Agreement is deleted in its entirety and replaced as follows:
(e) One-Time Long-Term Incentive Grant. As additional consideration for entering into this Agreement, Employee has been awarded a one-time Long Term Incentive Grant of 150,000 units, allocated as follows: (i) 52,500 restricted stock units and (ii) 97,500 options to acquire shares of Class A Common Stock of iHeartMedia, Inc. (“iHM, Inc.”), pursuant to the iHM, Inc. 2019 Incentive Equity Plan (the “Plan”), and applicable award agreement and related vesting provisions.
4.    Section 9(e)(i) (Compensation Upon Termination) of the Agreement is amended to such that the Severance Payments shall increase from One Million Four Hundred Thousand Dollars ($1,400,000.00) to Two Million Dollars ($2,000,000.00), paid out over the same twelve (12) month Severance Pay Period. All other provisions in Section 9(e)(i) shall remain unchanged.
5.    This Fourth Amendment represents the complete and total understanding of the parties with respect to the content thereof, and cannot be modified or altered except if done so in writing, and executed by all parties. All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment on the date written below and upon full execution by all parties, this Agreement shall be effective as set forth in Section 1 above.

EMPLOYEE:

/s/ Steven J. Macri	Date:	8/14/19
Steven J. Macri

COMPANY:

/s/ Richard J. Bressler	Date:	8/14/19
Richard J. Bressler
President, Chief Operating Officer and Chief Financial Officer

PREPARED BY: LW/tn

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